EXHIBIT 10.78

                         MANUFACTURING - AGREEMENT


This Agreement is made as of November 27, 1997, by and between

MEDIMMUNE INC.,
whose registered office is at 35 West Watkins Mill Road, Gaithersburg, Maryland 20878 U.S.A.
                          (hereinafter referred to as "MEDIMMUNE")

and

DR. KARL THOMAE GMBH,
whose registered office is at Birkendorfer Strabe 65, 88397 Biberach an der Riss, Federal Republic of Germany
                          (hereinafter referred to as "THOMAE").


WITNESSETH

WHEREAS the parties have - among others - concluded a Contract Research and Development Agreement regarding the research and development of a method to produce MEDI-493 in a commercial scale; and

WHEREAS MEDIMMUNE has all rights to the Product and is the owner of the Process and

WHEREAS MEDIMMUNE wishes THOMAE to act as its agent to manufacture Product for MEDIMMUNE, and THOMAE accepts, to manufacture Product as agent for MEDIMMUNE for commercial use, manufactured in accordance with the Process.

NOW THEREFORE, the parties hereto agree as follows:


1.     DEFINITIONS

In this Agreement the following terms shall have the meanings indicated:

1.1    "MEDIMMUNE" means MedImmune Inc. as laid down first above.

1.2 "Contract Research and Development Agreement" means the agreement on MEDI-493 (the humanized IgG 1 monoclonal antibody specifically directed against Respiratory Syncytical Virus (RSV)) between the parties to this Agreement dated November 27, 1997regarding the development of the Process.

                                 (PAGE 1)
1.3 "Product-price" means THOMAE's prices for manufacturing Product, Bulk Product, Final Product and/or Finished Product (as the case may be) to be calculated on the basis of the assumptions set forth in Appendix 1.

1.4    (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)


1.5 "Product" means any product containing MEDI-493 in Bulk Product or as Final Product or as Finished Product its sole or combined active ingredient and produced according to the Process.

1.6 "Bulk Product" means Product which has been purified to a concentrated form and can be stored in a liquid or frozen form under appropriate conditions.

1.7 "Final Product" means unlabelled final container containing lyophilized Product.

1.8 "Finished Product" means Final Product and also labelled and packaged.

1.9 "Specifications" mean the specifications to be enclosed hereto as Appendices 3 for Product, Final Product and Finished Product produced and supplied hereunder by THOMAE. These Appendices will be agreed upon by the parties after the finalization of the Process.

1.10 "Process" shall be the final Process for manufacturing Product developed and agreed by the parties according to the Contract Research and Development Agreement.

1.11 All other terms used herein shall have the same meaning as defined in the Contract Research and Development Agreement.


2.     MANUFACTURING

2.1        (a) Subject to MEDIMMUNE's right to manufacture set forth in
           Section 2.1 (b), MEDIMMUNE hereby appoints THOMAE as
           MEDIMMUNE's exclusive agent to manufacture Product for MEDIMMUNE and THOMAE hereby accepts such agreement

           (b) Subject to MEDIMMUNE's right to manufacture Bulk Product and/or Final Product and/or to have a third party to produce Final Product and/or Finished Product from Bulk Product produced by MEDIMMUNE, THOMAE will manufacture Product for MEDIMMUNE exclusively throughout the world during the full term of this Agreement and according to the provisions of this Agreement (incl. Rolling Forecasts and Minimum quantities) and MEDIMMUNE
                                 (PAGE 2)
                will have and cause its licensees to have Product manufactured by THOMAE throughout the world for the period of this Agreement.

2.2 Subject to Section 3 below THOMAE undertakes to manufacture for MEDIMMUNE the quantities of Product ordered by MEDIMMUNE within its Capacity. All manufacture of Product hereunder will be made in accordance with the Process and will be delivered in agreed form suitably packed as specified in the Specifications.

2.3 All quantities of Product will be produced in a production facility designated by THOMAE which is approved by the FDA and all of the European Community regulatory authorities for commercial scale production and deliveries.

       To the extent that MEDIMMUNE requests that THOMAE secure regulatory approval of the manufactured Product in other countries, then THOMAE shall seek such regulatory approval of its production facility unless such approval would require change in the production facility. MEDIMMUNE shall pay any additional costs for such approval. If changes are required by the respective authority and if THOMAE does not agree to make such changes at MEDIMMUNE's expense, then MEDIMMUNE shall have the right to seek a third party manufacturer for the respective country(ies).
       THOMAE shall take reasonable efforts to secure approval of THOMAE's manufacturing facility by the FDA and the respective European regulatory authority and THOMAE's obligations under Section 2.1 above are subject to such approval as the case may be.

2.4    Rolling Forecasts
       Beginning as of March 10th, 1998 and by the 10th of the last month of each quarter MEDIMMUNE will provide THOMAE with a 3 (three) years Product forecast planning horizon for Final Product and Finished Product or an update thereof . The planning horizon shall start the first day of the fourth month after the first forecast which shall be July 1st 1998 or an update thereof.
       The rolling forecasts are to be broken down to single months.
       The forecast for the first year (months 1-12) are firm orders and cannot be changed.
       The forecast for the second year (months 13-24) is a partly binding forecast which means that the forecast can fully be changed within this period as follows:
       the forecast be increased within the Capacity, but is limited to the following restrictions when decreased:

       months 13-15 the forecast can be reduced by (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) months 16-18 the forecast can be reduced by (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)
                                 (PAGE 3)
       months 19-21 the forecast can be reduced by (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) months 21-24 the forecast can be reduced by (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)

       The forecast for the third year (months 25-36) is a non-binding forecast.
       The rolling forecasts (including firm orders) for Final Product and Finished Product are laid down in Appendix 2.

2.5 THOMAE shall use reasonable efforts to manufacture and deliver to MEDIMMUNE all quantities of the Product beyond the binding forecasts at MEDIMMUNE's request within its Capacity.

2.6 THOMAE shall make deliveries by the 10th day of the month for which a firm order is made.

2.7    Minimum quantities
       Provided that the Product is approved in the USA, beginning January 1st 1999, the minimum quantity of Product to be ordered for manufacture on behalf of MEDIMMUNE each calendar year is (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED).

       If the quantity falls below the minimum quantity of (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) annually, THOMAE will charge
       MEDIMMUNE an annual surcharge according to Article 5.2.

2.8    Exclusivity/Competition
       During the term of this Agreement, THOMAE agrees that it will not manufacture Product for a third party nor shall THOMAE assist any third party with respect to development or manufacture of a monoclonal antibody against RSV, except where THOMAE is granted marketing rights to such a monoclonal antibody.


3.     QUALITY / WARRANTY / LIABILITY / INDEMNIFICATION

3.1    Warranty/Limitation
       THOMAE warrants that the Product to be manufactured by THOMAE here under corresponds to the Specifications and shall be produced according to current GMP standard and in accordance with all applicable laws, rules and regulations in the country where produced.
       The Product shall be delivered free and clear of liens and claims which affect title.
       THOMAE makes no other warranty of any kind, express or implied.



                                 (PAGE 4)
3.2    Tests of the Product and agreed upon Audits
       MEDIMMUNE shall have the right to carry out agreed upon customary tests of the Product and agreed upon audits at reasonable times, of the premises and facilities where THOMAE performs work under this Agreement, and of the premises where it stores raw materials, auxiliary materials, intermediates, packing materials for the Product and the Product itself. The agreed upon tests of the Product shall be included in Appendix 3 hereto.

3.3    Defective Product (including loss and inaccurate quantity)
       Claims on account of quantity, quality, loss or damages to the Product shall be made by MEDIMMUNE in writing within 90 (ninety) days following receipt thereof, and THOMAE's liability for damages for such claims shall in no event exceed the manufacturing price or replacement of goods for the particular shipment with respect to which such claims are made. No Product will be returned to THOMAE without THOMAE's written permission.
       (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)

3.4    Indemnification by MEDIMMUNE
       In accordance with all applicable law MEDIMMUNE shall be responsible for, and hold THOMAE harmless from any damage, loss, cost or expense relating to third party claims or suits arising from the packaging, use, marketing or sale of the Product by MEDIMMUNE, or its licensees or other authorized persons or entities, other than those which arise out of a breach of warranty by THOMAE and those which arise out of gross negligence or willful misconduct of THOMAE or its officers, employees or agents, and provided that upon receipt of notice by THOMAE of any claims or suits relating to such use or sale of the Product, THOMAE shall notify MEDIMMUNE thereof without delay and shall permit MEDIMMUNE to handle such claims or suits at the cost and discretion of MEDIMMUNE including but not limited to defense, settlement and compromise thereof.

3.5    Infringement of intellectual property rights
       With respect to the Process MEDIMMUNE shall be responsible for and hold THOMAE harmless from any third party claim of infringement of its intellectual property rights from a third party based upon THOMAE's contractual activities hereunder.

3.6    Limitation of Warranty / Liability
       Except as provided in Article 3.1 above THOMAE makes no warranty of any kind, express or implied.

       Except for willful misconduct THOMAE shall not be liable for any lost profits or any special, incidental or consequential damages.


                                 (PAGE 5)
3.7    Delivery/Risk of Loss
       THOMAE shall deliver or arrange for the delivery of the Product manufactured for MEDIMMUNE to a carrier designated by MEDIMMUNE on the basis of EXW THOMAE's plant in Biberach, in accordance with Incoterms 1990 as published by the International Chamber of Commerce.

       Title to Product manufactured hereunder shall remain with MEDIMMUNE and risk of loss of Product shall remain with THOMAE until delivery to the carrier as set forth in the next sentence. THOMAE's liability as to risk of loss or damage during transportation thereof shall cease upon delivery of the Product in good condition to the carrier at THOMAE's plant in Biberach designated by MEDIMMUNE.

3.8    Indemnification by THOMAE
       THOMAE shall indemnify, defend and hold MEDIMMUNE and its officers, employees and agents harmless from and against all third party losses, damages, costs and expenses (including, without limitation, reasonable attorneys` fees), including injury to persons or damage to property, resulting from any breach of the warranties made by THOMAE under this Agreement or which arise out of and are proved to be directly associated with the gross negligence or willful misconduct of THOMAE or its officers, employees or agents in carrying the obligations under this Agreement and provided that upon receipt of notice by MEDIMMUNE of any claims or suits relating to such use or sale of the Product, MEDIMMUNE shall notify THOMAE thereof without delay and shall permit THOMAE to handle such claims or suits at the cost and discretion of THOMAE including but not limited to defense, settlement and compromise thereof.


3.9    Superiority
      No provision which may purport to impose different conditions upon
       MEDIMMUNE or THOMAE, nor any other modification of this Agreement, will be of any force and effect, unless in writing and signed by both parties claimed to be bound thereby. In the event of any inconsistencies the terms of this Agreement shall govern.


4.     SUPPORT REGARDING POST LICENSING ISSUES

       THOMAE is willing to support MEDIMMUNE with regard to post licensing issues (e. g. possible registration-issues in the various countries) on commercial conditions to be agreed upon.

5.   PRICE AND PAYMENT


                                 (PAGE 6)
5.1    Product-price
       The Product-price for manufacturing the Product shall be calculated according to the scheme laid down in Appendix 1. The basic assumptions of that scheme as titer, yield, and production scale will be reassessed after scale-up of the Process to the commercial scale and then be valid for this Agreement.

5.2    (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)

5.3    Payment Conditions
       The Product-price for Product delivered to MEDIMMUNE or according to MEDIMMUNE's instructions shall be payable by MEDIMMUNE within 30 (thirty) days after receipt of Product by the respective party in DEM (Deutsche Mark) by wire transfer to an account to be nominated by THOMAE.

       (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)

5.4    Currency
       "Deutsche Mark" or "DEM" means the lawful currency for the time being of Germany or, in case of the implementation of the European Monetary Union, the Euro on the basis of the official conversion rate.

5.5    Prices Adjustments
       (a)The Product-price mentioned in Article 5.1 above (basis 01.09.1997) may be increased by THOMAE effective at the beginning of a calendar year (for the first time effective January 1st 2000) by (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) per year for increasing costs of labour and raw material.

       (b) In case any cost (in terms of cost of labour, material and/or regulatory requirements for producing Bulk Product, Final Product and/or Finished Product increases by more than (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) in a given calendar year, which THOMAE must demonstrate, the parties shall agree
           upon the direct amount of     such increase based on good faith
           negotiations to be effective on January 1st of the calendar year
           following the more than (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) increase and the price for Product in such calendar
           year shall be increased for such amount, provided that      the
           price increase taken by THOMAE under Article 5.5 (a) shall be credited toward any corresponding increase under this Article
           5.5 (b).

       (c)In case of a change of the Process which influences the basic assumptions the price shall be recalculated according to Appendix 1.

                                 (PAGE 7)
       (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)


6.     CONFIDENTIALITY

6.1 THOMAE shall not disclose MEDIMMUNE Confidential Information to any person other than its employees or employees of affiliated companies of the Boehringer Ingelheim group who have a need to know such information in order to perform their duties in carrying out the work hereunder and who have an obligation to maintain the confidentiality thereof as provided herein.

6.2 MEDIMMUNE shall not disclose any THOMAE Confidential Information to any person other than

       (a)its employees or consultants who are bound by similar obligations of confidentiality and who have a need to know such information in order to provide direction to THOMAE or evaluate the results of the work, or

       (b)regulatory authorities, for example, the FDA, that require such information in order to review an IND, BLA or other regulatory filing. THOMAE will be informed and must agree prior to filing of any THOMAE Confidential Information to regulatory authorities. In these cases where THOMAE restricts MEDIMMUNE's ability to file THOMAE Confidential Information, THOMAE agrees to provide the Confidential Information directly to the regulatory authorities and will provide a letter of authorization for cross-reference to MEDIMMUNE.

       (c)persons or entities that manufacture Product for MEDIMMUNE after termination of this Agreement or during this Agreement as permitted herein.

6.3    The obligations of confidentiality applicable to MEDIMMUNE
       Confidential Information and THOMAE Confidential lnformation shall not apply to any information that is:

       (a)known publicly or becomes known publicly through no fault of the recipient;

       (b) learned by the recipient from a third party entitled to disclose it;
       (c)developed by the recipient independently of information obtained from the disclosing party;

       (d)already known to the recipient before receipt from the disclosing party, as shown by its prior written records;

                                 (PAGE 8)
       (e)required to be disclosed by law, regulation or the order of a judicial or administrative authority; or

       (f)released with the prior written consent of the disclosing party.


7.     LICENSE

7.1    Use of MEDIMMUNE Cell Line and Intellectual Property

       (a) MEDIMMUNE and THOMAE hereby acknowledge and agree that MEDIMMUNE is providing Cell Line, Process and MEDIMMUNE Confidential Information to THOMAE for use by THOMAE on behalf of and for the benefit of MEDIMMUNE for the purposes of this Agreement, that THOMAE will make use therof solely for such purposes and that MEDIMMUNE hereby consents to such use.

       (b) MEDIMMUNE hereby delegates to THOMAE as agent for MEDIMMUNE the authority to manufacture Product solely on behalf of and for the benefit of MEDIMMUNE.

7.2 Except as granted under this Agreement, no right or license, either express or implied, under any patent or proprietary right is granted hereunder by virtue of the disclosure of MEDIMMUNE
       Confidential Information or THOMAE Confidential Information.


8.     TERM AND TERMINATION

8.1    (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)

8.2 To the extent permitted by law, if either party shall become insolvent or shall make assignment for the benefit of creditors, or proceedings in voluntary bankruptcy shall be instituted on behalf of or against a party or a receiver or trustee of all, or substantially all of the property of a party shall be appointed, the other party shall be entitled to terminate this Agreement by giving written notice to this effect to the first party whereupon this Agreement shall so terminate, unless such situation is rectified within a period of 60 (sixty) days.

8.3 Either party may terminate this Agreement for any material breach of this Agreement, if such breach is not cured within 90 (ninety) days following receipt by the party committing the breach of written notice of the intent to terminate. Such termination shall become effective immediately upon further notice to the defaulting party.

                                 (PAGE 9)

8.4    Premature Termination

8.4.1 This Agreement may be terminated by MEDIMMUNE at any time if MEDIMMUNE shall withdraw the Product from all relevant markets.

8.4.2 In this case MEDIMMUNE will pay to THOMAE the Product-price for the firm ordered quantities (see Article 2.4 above) of the Product.

8.4.3  (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)


8.4.4 These payments shall be due within 1 (one) month after receipt by THOMAE of the notice of premature termination from MEDIMMUNE and receipt by MEDIMMUNE of the respective invoice of THOMAE.

8.5    Introduction of the Euro
       The introduction of the Euro as the legal currency or legal tender in Germany (see Article 5.4 above) shall in no way affect the validity of this Agreement and shall not entitle any party hereto to terminate, or to require any amendment to, this Agreement.


9.     MISCELLANEOUS

9.1    Force Majeure.
       Neither party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due hereunder) occasioned by any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining energy or other utilities, labor disputes of whatever nature or any other reason beyond the control of either party; provided, however, that if a party is not able to perform becomes of a force majeure pursuant to this Article 8.1 for a period of 6 (six) months, the other party may terminate this Agreement with immediate effect.

9.2    Publicity.
       No press release or other form of publicity regarding the work performed hereunder or this Agreement shall be permitted by either party to be published unless both parties have indicated their consent to the form of the release in writing.
       Nothing in this Article 9.2 shall prevent the parties from disclosing this Agreement as required by applicable laws, rules or regulations.




                                 (PAGE 10)
9.3    Notices.
       Any notice required or permitted to be given hereunder by either party shall be in writing and shall be (i) delivered personally,
       (ii) sent by registered mail, return receipt requested, postage prepaid or (iii) delivered by facsimile with immediate telephonic confirmation of receipt, to the addresses or facsimile numbers set forth below:



If to THOMAE:                         Dr. Karl THOMAE GmbH
                                      Birkendorfer Strabe 65
                                      88397 Biberach an der Riss
                                      Federal Republic of Germany
                                      Attention: Prof. Dr. Rolf G. Werner
                                      Fax:             0 73 51/54-51 31
                                      Phone:           0 73 51/54-48 00

If to MEDIMMUNE:                      MEDIMMUNE Inc.
                                      35 West Watkins Mill Road
                                      Gaithersburg, Maryland 20878
                                      U.S.A.,
                                      Attention: President
                                      Fax:                    301/527-4201
                                      Phone:                  301/417-0770

       Each notice shall be deemed given (i) on the date it is received if it is delivered personally, (ii) 3 days after the date it is sent by Federal Express, UPS,DHL, MSAS, World Courier or similar service if receipt is immediately confirmed in writing (iii) on the date it is received if it is sent by facsimile with immediate telephonic confirmation of receipt.


9.4    Applicable Law/Jurisdiction.
       This Agreement shall be governed by and construed in accordance with the laws of Germany without regard to its choice of law principles. The courts of the place of domicile of THOMAE shall have exclusive jurisdiction over all legal matters and proceedings hereunder.

9.5                                                           Compliance
       with Laws.
                                                              THOMAE shall
       perform the work hereunder in conformance with current GMP, as applicable, and all German and/or EEC laws, ordinances and governmental rules or regulations pertaining thereto.


                                 (PAGE 11)
9.6    Relationship
       THOMAE shall not incur any liabilities on behalf of MEDIMMUNE nor pledge the credit of MEDIMMUNE nor make any representations or warranties on behalf of MEDIMMUNE nor hold itself out to third parties as having any such rights.
       MEDIMMUNE shall not incur any liabilities on behalf of THOMAE nor pledge the credit of THOMAE nor make any representations, or warranties on behalf of THOMAE nor hold itself out to third parties as having any such rights.


9.7    Waiver.
       No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement.

9.8    Severability.
       If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction all other provisions shall continue in full force and effect. The parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic legal and commercial objectives of the invalid or unenforceable provision.

9.9    Entirety.
       This Agreement, including any exhibits and appendices attached hereto and referenced herein , constitutes the full understanding of the parties and a complete and exclusive statement of the terms of their agreement, and no terms, conditions, understandings or agreements purporting to modify or vary the terms thereof shall be binding unless they are hereafter made in writing and signed by both parties.

9.10   Assignment.
       This Agreement shall be binding upon the successors and assigns of the parties and the name of a party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing herein shall permit any assignment by either party. However, THOMAE may assign this Agreement to an affiliated company taking over the operative biotech business of THOMAE and MEDIMMUNE may assign this Agreement in the case of a merger or acqusition or transfer of its assets related to this Agreement to a third party without the prior written consent of THOMAE.

                                 (PAGE 12)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

Gaithersburg,            Biberach,
MEDIMMUNE, INC.          DR. KARL THOMAE GMBH
                                            ppa.

/s/David M. Mott         /s/Dr. Jacob            /s/Dr. H. Michelberger
   David M. Mott            Dr. Jacob               Dr. H. Michelberger
                         (Member of Board)       (Head of Legal Department)

Appendix 1:
(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)
Appendix 2:
(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)
Appendix 3:
(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)













                                 (PAGE 13)